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                                                                    EXHIBIT 10.7

                             AGREEMENT AND RELEASE


          The Agreement and Release ("Agreement") is entered into by Katarina Bonde ("Employee") and Captura Software Inc, a Delaware corporation (referred to as "the Company").

                                   RECITALS

          A. Employee has been employed by the Company since January 6, 1997 and during that time has worked in a number of positions, most recently as Executive Vice President, Global Sales and Marketing. The last day of Employee's employment with the Company is February 4, 2000.

          B. Employee and the Company wish to enter into an agreement pertaining to the termination of Employee's employment in order to effect an appropriate transition.

                                  AGREEMENTS

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

          1.  Termination Date.  The last date of Employee's employment with the
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Company is and shall be February 4, 2000 (the "Termination Date").

          2.  Payments And Benefits Through Termination Date.  Employee
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acknowledges that Employee will be paid all compensation owed through the
Termination Date, including payment of accrued hours, all of which is paid net of usual and customary deductions. Life insurance and long-term disability insurance coverage cease on the Termination Date. Employee will be reimbursed for all business related expenses that are reimbursable under usual company practice which were incurred prior to February 4, 2000. This reimbursement will be made within fourteen (14) days of receiving completed employee expense report(s), which shall include receipts and necessary documentation. All other compensation and benefits offered by the Company terminate on the Termination Date except as outlined below.

          3.  Additional Payments And Benefits.  Provided that Employee executes
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and delivers this Agreement and does not breach or revoke it, and in consideration for Employee's covenants and release herein, Employee will be provided the following payments and benefits in addition to the payment of usual and customary wages and benefits:

              (a) Employee shall be provided severance pay through February 4, 2001 at the regular rate of pay at the Termination Date, subject to usual and customary deductions and withholdings. This severance pay will begin following the eighth day following the execution and delivery of the Agreement provided there is no rescission, revocation or breach of the Agreement by the Employee. Severance payments will be paid during regularly scheduled payroll processing.

              (b) The Stock Option Agreement dated August 15, 1997 between Employee and the Company (the "1997 Option") is hereby amended to provide that, notwithstanding the
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termination of Employee's employment on February 4, 2000, so long as Employee is not in breach or violation of this Agreement (i) all of the shares subject to the 1997 Option shall be vested and exercisable as of February 4, 2001 and (ii) the option shall be exercisable by Employee for a period of thirty (30) days after February 4, 2001. All other terms of the 1997 Option shall remain in full force and effect

          (c) The Stock Option Agreement dated November 10, 1998 between Employee and the Company (the "1998 Option") is hereby amended to provide that, notwithstanding the termination of Employee's employment on February 4, 2000, so long as Employee is not in breach or violation of this Agreement (i) an aggregate of 23,750 of the shares subject to the 1998 Option shall be vested and exercisable as of February 4, 2001 and (ii) the option shall be exercisable by Employee for a period of thirty (30) days after February 4, 2001. All other terms of the 1998 Option shall remain in full force and effect.

          (d) The Stock Option Agreement dated November 4, 1999 between Employee and the Company (the "1999 Option") is hereby amended to provide that, notwithstanding the termination of Employee's employment on February 4, 2000, so long as Employee is not in breach or violation of this Agreement (i) 12,500 of the shares subject to the 1999 Option shall be vested and exercisable as of February 4, 2001 and (ii) the option shall be exercisable by Employee for a period of thirty (30) days after February 4, 2001. Notwithstanding the foregoing, in the event that, prior to February 4, 2001 there is a Change in Control (as such term is defined in the Management Continuity Agreement dated April 28, 1999 between Employee and the Company), then, so long as Employee is not in breach or violation of this Agreement, an aggregate of 20,000 of the shares subject to the 1999 Option shall be vested and exercisable immediately prior to such Change in Control. All other terms of the 1999 Option shall remain in full force and effect.

     It is agreed and acknowledged that the Company is not obligated to make the payments and provide the benefits described in this paragraph 3, that the Company does so only as consideration for the covenants and release herein, that such payments and benefits would not be made in the absence of this Agreement and that such payments constitute adequate consideration for the covenants and release set forth in this Agreement. Other than those benefits and payments specified in this Agreement, the Company shall have no obligation to provide and shall provide no further payments or benefits of any kind to Employee.

     4.  Company Property.  Employee shall promptly turn over to the Company all
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files, memoranda, records, keys, credit cards, manuals, data, records and other documents, including electronically recorded documents and data, and physical property including computer equipment, cell-phone, etc. which Employee received from the Company or its employees or which Employee generated in the course of Employee's relationship with the Company.

     5.  Waiver and Release.  On behalf of herself and her marital community,
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heirs, executors, administrators and assigns, Employee expressly waives against the Company and its present and former affiliates, successors, subsidiaries and related entities (including, without limitation and their officers, directors, stockholders, managers, employees, agents, representatives and attorneys (all of which are collectively referred to as "Company Released Parties")) any and all claims which occurred or which could be alleged to have occurred on the date of or prior to the

                                      -2-
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execution of this release. Employee releases Company Released Parties individually and in their representative capacities, from any claims, or disputes, whether presently known or unknown, that occurred or could be alleged to have occurred on the date of or prior to the execution of this release. On behalf of itself and its present and former affiliates, successors, subsidiaries and related entities (including, without limitation and their officers, directors, stockholders, managers, employees, agents, representatives and attorneys), the Company expressly waives against Employee and her marital community, heirs, executors, administrators and assigns (all of whom are collectively referred to as "Employee Released Parties") any and all claims which occurred or which could be alleged to have occurred on the date of or prior to the execution of this release. The Company releases Employee Released Parties individually and in their representative capacities, from any claims, or disputes, whether presently known or unknown, that occurred or could be alleged to have occurred on the date of or prior to the execution of this release. It is understood that the waivers and releases, set forth herein include, but are not limited to, any and all claims for wages, employment benefits, and damages of any kind whatsoever arising out of any contracts, expressed or implied; any covenant of good faith and fair dealing; estoppel or misrepresentation; discrimination, including age or disability discrimination; harassment; unjust enrichment; wrongful termination or any legal restriction on the Company's right to terminate the employment of Employee; any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, Americans with Disabilities Act and the Act Discrimination in Employment Act; or any other legal limitation on the employment relationship. Employee acknowledges that Company Released Parties are in no way liable for any claims described in this paragraph and Employee agrees not to take any position inconsistent with this. The Company acknowledges that Employee Released Parties are in no way liable for any claims described in this paragraph and the Company agrees not to take any position inconsistent with this. Excluded from this release are (a) claims Employee may have with regard to vested benefits under ERISA, worker's compensation claims or any other claim which may not be released in accordance with law and (b) claims arising under this Agreement. Employee represents that Employee has not filed any complaints, charges or lawsuits against any of the Released Parties with any governmental agency or court and will refrain from bringing any complaints, charges or lawsuits against any Released Party in the future. Employee will claim no further right to employment by the Company beyond the Termination Date. The parties acknowledge consult and has discussed it and its effects with her personal advisor or attorney or has knowingly and voluntarily waived the right to do so; (4) she understands that she is giving up all claims, damages, and disputes, including claims under the Age Discrimination in Employment Act and other statutes, which have arisen before the date of this Agreement; (5) she has had ample time to review and analyze this entire Agreement; (6) she understands its contents and its final and binding effect; (7) she has twenty-one (21) days to consider this Agreement before she has signed it as her free and voluntary act, and seven (7) days following execution of this Agreement to revoke this Agreement.

     6.  Entire Agreement.  This Agreement, together with the 1997 Option, the
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1998 Option, the 1999 Option and Employee Invention and Confidentiality
Agreement set forth the entire understanding between Employee and the Company and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee's employment or relationship with the Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of the Company or any Released Party concerning the subject matter

                                      -3-
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of this Agreement, except as expressly set forth in the text of the Agreement.
This Agreement may only be amended in writing signed by Employee and a duly authorized officer of the Company. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.  Other.  This Agreement will be governed by the laws of the State of
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Washington, excluding its choice of law provisions. Employee understands that in entering into this Agreement, Employee is waiving all potential claims against the Company and Released Parties. Employee is the sole and exclusive owner of all respective claims, demands and courses of action, and that no other party has any right, title or interest whatsoever in any of the matters referred to herein, and there has been no assignment, transfer, conveyance or other disposition of Employee of any matters refereed to herein. Nothing in this Agreement is intended as or should be construed as an admission of liability or wrongdoing by any of the parties to the Agreement.

     8.  Effective Date.  This Agreement shall be effective on the eighth (8th)
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day following its execution and delivery by Employee.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the
4/th/ day of February, 2000.


Captura Software, Inc.

By: /s/ Esther C. Christensen
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Its:   HR Manager
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EMPLOYEE


   /s/ Katarina Bonde
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Katarina Bonde